As filed with the Securities and Exchange Commission on August 17, 1999
                                                  Registration No. 001-_________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                            PINNACLE BANCSHARES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                 ALABAMA                              72-1370314
         -------------------------------          -------------------
         (State or Other Jurisdiction of          (I.R.S. Employer
         Incorporation or Organization)           Identification No.)

                               1811 SECOND AVENUE
                           JASPER, ALABAMA 35502-1388
                     ---------------------------------------
                     (Address of Principal Executive Office)

                  PINNACLE BANK PROFIT SHARING RETIREMENT PLAN
                  --------------------------------------------
                            (Full title of the Plan)

                         ROBERT B. NOLEN, JR., PRESIDENT
                            PINNACLE BANCSHARES, INC.
                               1811 SECOND AVENUE
                           JASPER, ALABAMA 35502-1388
                     --------------------------------------
                     (Name and Address of Agent for Service)

                                 (205) 221-4111
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                   COPIES TO:
                        EDWARD B. CROSLAND, JR., ESQUIRE
                             J. MARK POERIO, ESQUIRE
                                   KUTAK ROCK
                    1101 CONNECTICUT AVENUE, N.W., SUITE 1000
                           WASHINGTON, D.C. 20036-4374
                                 (202) 828-2400
                   ------------------------------------------
                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
       Title Of                Amount          Proposed Maximum     Proposed Maximum       Amount of
      Securities                To Be           Offering Price     Aggregate Offering    Registration
 To Be Registered (1)      Registered (2)        Per Share (3)          Price (4)             Fee
-----------------------------------------------------------------------------------------------------
     Common Stock,
    $.01 par value             100,000               $9.875            $987,500.00          $275.00
=====================================================================================================

(1)   In  addition,  pursuant to  Rule 416(c) under the Securities Act of 1933, as amended,  this  Registration
      Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Pinnacle
      Bank Profit Sharing Retirement Plan (the "Plan"), as described herein.
(2)   Estimates the maximum number of shares  expected to be issued under the   Plan assuming that all employer
      and employee contributions to the Plan are used to purchase  shares of Common  Stock,  together  with  an indeterminate  number of shares  which may be  necessary  to adjust the number  of  additional  shares of
      Common Stock reserved for issuance pursuant to the Plan and being  registered hereby,  as the result of a stock split, stock dividend,  reclassification,  recapitalization  or similar adjustment(s) of the Common
      Stock of Pinnacle Bancshares, Inc.
(3)   Under  Rule 457(c),  the shares  are being  registered  based upon the average of the high and low selling prices of the common  stock of the Registrant  as  reported on the  American  Stock  Exchange  ("AMEX") on
      August 11, 1999 of $9.875 per share ($987,500 in the aggregate).
(4)   Estimated based on (2) and (3) above.

                                     PART I

                       INFORMATION REQUIRED IN THE SECTION
                                10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

     *This Registration Statement relates to the registration of 100,000 shares of Common Stock, $.01 par value per share, of Pinnacle Bancshares, Inc. (the "Company") reserved for issuance and delivery under the Pinnacle Bank Profit Sharing Retirement Plan (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Pinnacle Bancshares, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

     The following documents filed by the Company are incorporated in this Registration Statement by reference:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 (Commission File No. 001-12707);

     (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999 (Commission File No. 001-12707);

     (c) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999 (Commission File No. 001-12707);

     (d) The description of the Company's securities contained in this Company's Registration Statement on Form 8-A as filed with the Commission on January 29, 1997.

     ALL DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTIONS 13(A), 13(C), 14 AND 15(D) OF THE 1934 ACT AFTER THE DATE HEREOF AND PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTIONS OF SECURITIES

     Not applicable, as the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Directors, officers and employees of the Company may be entitled to benefit from the indemnification provisions contained in the Delaware General Corporation Law (The "DGCL") and the Company's Certificate of Incorporation. The general effect of these provisions is summarized below:

Delaware General Corporation Law

     Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding of any type (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, may not, of itself, create a presumption that these standards have not been met.

     A Delaware corporation may also indemnify any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that such person is fairly and reasonably entitled to be indemnified.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding described above, indemnification against expenses (including attorneys' fees) actually and reasonably incurred by him is mandatory.

     Any determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct noted above must be made by a majority of the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

     Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section is not exclusive.

     In addition, a corporation shall have power to purchase and maintain insurance against any liability of individuals whom the corporation is required to indemnify.

Certificate of Incorporation of the Company

     The Company's Certificate of Incorporation provides for indemnification of any individual who is or was a director, officer, employee or agent of the Company in any proceeding in which the individual is made a party as a result of his service in such capacity, if the individual acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful, unless such indemnification would be prohibited by law. This provision does not apply to conduct prior to the incorporation of the Company or to conduct not as a director, officer, employee or agent of the Company. In accordance with Delaware law, an individual may not be indemnified (i) in connection with a proceeding by or in the right of the Company in which the individual was adjudged liable to the Company or (ii) in connection with any other proceeding charging improper personal benefit to him in which he was adjudged liable on the basis that personal benefit was improperly received by him, unless a court of competent jurisdiction determines he is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

     The Company's Certificate of Incorporation also provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director, except (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions that are not in good faith or that involve gross negligence, intentional misconduct or a knowing violation of law, (iii) for certain unlawful distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.  EXHIBITS

     The exhibits scheduled to be filed as part of this Registration Statement are as follows:

     4.1 Pension & Benefit Financial Services, Inc. Standardized 401(k) Profit Sharing Plan and Trust and Adoption Agreement (the "Plan")

     4.2   Summary Plan Description of the Plan

      23   Consent of Arthur Andersen LLP

      24 Power of Attorney of directors and officers of the Company (included in the signature page to this Registration Statement)

ITEM 9.  UNDERTAKINGS

         1.       The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration   Fee"  table  in  the   effective   registration
                  statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jasper, State of Alabama, on this 21st day of July, 1999.

                            PINNACLE BANCSHARES, INC.


                            By:  /s/ Robert B. Nolen, Jr.
                                 -----------------------------------------------
                                 Robert B. Nolen, Jr.
                                 President and Chief Executive Officer
                                 (Duly Authorized Representative)

     Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons (including a majority of the Board of Directors of the Registrant) in the capacities and on the dates indicated.

     We, the undersigned directors and officers of the Registrant, hereby severally constitute and appoint Robert B. Nolen, Jr. our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 relating to the offering of the Registrant's Common Stock, including specifically, but not limited to, power and authority to sign for us, in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said person shall do or cause to be done by virtue thereof.

Signatures                     Title                                 Date
----------                     -----                                 ----

/s/ Robert B. Nolen, Jr.       Director, President and             July 21, 1999
--------------------------
Robert B. Nolen, Jr.           Chief Executive Officer
                               (Principal Executive Officer
                               and Principal Financial Officer)

/s/ Marie T. Guthrie           Controller                          July 21, 1999
--------------------------
Marie T. Guthrie

/s/ Albert H. Simmons          Chairman of the Board               July 21, 1999
--------------------------
Albert H. Simmons

/s/ Greg Batchelor             Director                            July 21, 1999
--------------------------
Greg Batchelor

/s/ O. H. Brown                Director                            July 21, 1999
--------------------------
O. H. Brown

/s/ James W. Cannon            Director                            July 21, 1999
--------------------------
James W. Cannon

/s/ Melvin R. Kacharos         Director                            July 21, 1999
--------------------------
Melvin R. Kacharos

/s/ Sam W. Murphy              Director                            July 21, 1999
--------------------------
Sam W. Murphy

/s/ Max W. Perdue              Director                            July 21, 1999
--------------------------
Max W. Perdue

/s/ J. T. Waggoner             Director                            July 21, 1999
--------------------------
J. T. Waggoner

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of the City of Jasper, State of Alabama, on August 12, 1999.

                                    PINNACLE BANK PROFIT SHARING RETIREMENT PLAN


                                    By /s/ Al H. Simmons
                                       -----------------------------------------
                                       Al H. Simmons, Trustee


                                    By /s/ Thomas L. Sherer
                                       -----------------------------------------
                                       Thomas L. Sherer, Trustee


                                    By /s/ Robert B. Nolen, Jr.
                                       -----------------------------------------
                                       Robert B. Nolen, Jr., Trustee


                                    By /s/ Mary Jo Gunter
                                       -----------------------------------------
                                       Mary Jo Gunter, Trustee

                                INDEX TO EXHIBITS

Exhibit    Description

  4.1 Pension & Benefit Financial Services, Inc. Standardized 401(k) Profit Sharing Plan and Trust and Adoption Agreement (the "Plan")
  4.2      Summary Plan Description of the Plan
  23       Consent of Arthur Andersen LLP
  24 Power of Attorney of directors and officers of the Company (included in the signature page to this Registration Statement)